UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2018 (July 25, 2018)

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Executive Officer

On July 19, 2018, the Company’s Board of Directors (the “Board”) appointed Roger Branton, the Company’s Chief Financial Officer, to the role of Chief Executive Officer, effective July 25, 2018. Mr. Branton will perform the services and duties that are normally and customarily associated with the Chief Executive Officer position, as well as other duties as the Board reasonably determines. Gary Cuccio resigned from his position as the interim Chief Executive Officer of the Company, effective immediately. Mr. Cuccio’s resignation was not as a result of any disagreements with the Company and he will continue to serve as the Chairman of the Board.

Roger Branton

Biographical information for Roger Branton has previously been disclosed on the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2018.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Mr. Branton.

Related Party Transactions

The related party transactions reportable under Item 404(a) of Regulation S-K with respect to Mr. Branton has previously been disclosed on the Company’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission on July 17, 2018.

Item 8.01	Other Events

On July 25, 2018, the Company issued a press release (the “Press Release”) announcing the appointment of Mr. Branton as the Company’s new Chief Executive Officer. A copy of the Press Release is attached hereto as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Exhibits

Exhibit No.	Description
99.1	Press Release dated July 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2018		xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton
Title: Chief Financial Officer